Exhibit 99.1

1550 Peachtree Street, N.W. Atlanta, Georgia 30309

NEWS RELEASE

Contact:

Jeff Dodge	Tim Klein
Investor Relations	Media Relations
(404) 885-8804	(404) 885-8555
jeff.dodge@equifax.com	tim.klein@equifax.com

Equifax Reports Fourth Quarter and Full Year 2008 Results; Provides First Quarter 2009 Guidance

•                  Fourth quarter EPS increased 2 percent and fourth quarter adjusted EPS increased 3 percent over 2007.

•                  Fourth quarter revenue decreased 4 percent in local currency and declined 9 percent in U.S. dollars versus 2007.

•                  Full year 2008 revenue was up 5 percent over 2007.

•                  Full year EPS increased 4 percent and adjusted EPS increased 7 percent over 2007.

ATLANTA, February 4, 2009 — Equifax Inc. (NYSE: EFX) today announced financial results for the quarter and year ended December 31, 2008.  The company reported revenue of $446.6 million in the fourth quarter of 2008, a 9 percent decrease from the prior year period, of which 5 percent was due to the unfavorable effect of foreign exchange rates.  Operating income for the fourth quarter of 2008 was $116.1 million, a 3 percent decrease from the same period of 2007.  Fourth quarter 2008 net income was $64.0 million, a 2 percent decrease from the prior year.  Diluted earnings per share (“EPS”) for the fourth quarter of 2008 was $0.50 compared to $0.49 in the same period of the prior year, a 2 percent increase.  On a non-GAAP basis, EPS, excluding the impact of acquisition-related amortization expense (“adjusted EPS”), was $0.61, up 3 percent from the same period of 2007.

For the full year 2008, revenue increased 5 percent to $1.94 billion compared to 2007.  Foreign currency did not have a material impact on 2008 full year revenue.  Operating income for 2008 was $477.2 million, a 2 percent decrease from 2007.  Full year net income for 2008 increased slightly from 2007 to $272.8 million.  EPS was $2.09 compared to $2.02 for the full year 2007, a 4 percent increase.  On a non-GAAP basis, EPS, excluding the impact of acquisition-related amortization expense, restructuring and asset write-down charges and an income tax benefit recorded in the third quarter of 2008, was $2.48, up 7 percent from the prior year period.

“2008 was one of the most challenging business environments we have ever faced. Although economic conditions deteriorated throughout the year, we concentrated our efforts on key revenue initiatives to help our clients meet their information and risk management needs in this difficult environment and to better position each of our business units for long-term growth.  In 2008, new product innovation delivered over $70 million of revenue.  We also launched four new business initiatives addressing opportunities in Capital Markets, Collections, Identity

Management and Government.  Settlement Services, our largest new business initiative grew four-fold in 2008, offsetting double digit declines in core Mortgage Reporting revenue.  We continue to realize revenue synergies with The Work Number as we have closed sixty new deals in 2008,” said Richard F. Smith, Equifax’s Chairman and Chief Executive Officer.  “We reallocated our resources and took the actions needed to reduce operating expenses and maintain strong operating margins. Our business model is resilient, our balance sheet remains strong, and we believe we are well positioned to deliver on our long-term growth objectives.  Many challenges remain as we enter 2009. However, we have a diversified business portfolio and solid momentum with our new product initiatives that we expect will continue to deliver solid financial performance.”

Fourth Quarter 2008 Highlights

•                  Operating margin was 26.0 percent compared to 24.5 percent in the fourth quarter of 2007.

•                  EBITDA (a non-GAAP financial measure defined as operating income adding back depreciation and amortization expense) was $154.2 million, down 2 percent from the fourth quarter of 2007.

•                  The effective tax rate for the fourth quarter of 2008 was 36.6 percent, up from 33.1 percent in the fourth quarter of 2007.

•                  Total debt was $1.22 billion at December 31, 2008, a decrease of $89 million from September 30, 2008.  Our revolving credit facility of $850 million, which currently matures in July 2011, had $420 million outstanding at December 31, 2008.

U.S. Consumer Information Solutions (USCIS)

Total revenue was $208.4 million in the fourth quarter of 2008, a 9 percent decrease from the fourth quarter of 2007.

•                  Online Consumer Information Solutions revenue was $135.2 million, down 10 percent;

•                  Mortgage Solutions revenue was $18.2 million, up 43 percent;

•                  Credit Marketing Services revenue was $30.8 million, down 17 percent; and

•                  Direct Marketing Services revenue was $24.2 million, down 14 percent.

Operating margin for USCIS was 36.4 percent in the fourth quarter of 2008, down slightly from 36.6 percent in the fourth quarter of 2007.

International

Total revenue was $105.8 million in the fourth quarter of 2008, an 18 percent decrease from the fourth quarter of 2007. In local currency, revenue was flat when compared to the same period in the prior year.  Compared to the fourth quarter of 2007:

•                  Latin America revenue was $46.3 million, up 7 percent in local currency, but down 10 percent in U.S. dollars;

•                  Europe revenue was $35.9 million, down 8 percent in local currency and down 27 percent in U.S. dollars; and

•                  Canada Consumer revenue was $23.6 million, up 2 percent in local currency, but down 17 percent in U.S. dollars.

Operating margin for International was 27.0 percent in the fourth quarter of 2008, down from 28.6 percent in the fourth quarter of 2007.

TALX

Total revenue was $75.4 million in the fourth quarter of 2008, a 2 percent increase from the fourth quarter of 2007.  Compared to the fourth quarter of 2007:

•                  The Work Number revenue was $31.3 million, up 12 percent;

•                  Tax and Talent Management Services revenue was $44.1 million, down 4 percent; Tax Management Services revenue was up 6 percent largely offsetting a decline in Talent Management Services.

Operating margin was 19.9 percent, down slightly from 20.0 percent in the fourth quarter of 2007.  During the quarter, total records in the employment database grew to 188.9 million, up 14 percent from a year ago.

North America Personal Solutions

Total revenue was $37.1 million, a 3 percent decrease from the fourth quarter of 2007. Operating margin was 33.9 percent, up from 26.1 percent in the fourth quarter of 2007.

North America Commercial Solutions

Total revenue was $19.9 million, flat in local currency, but a 6 percent decrease in U.S. dollars compared to the fourth quarter of 2007. Operating margin was 28.3 percent, down from 30.2 percent in the fourth quarter of 2007.

Full Year 2008 Highlights

•                  Revenue increased 5 percent to $1.9 billion.

•                  Adjusted EBITDA (a non-GAAP financial measure defined as operating income adding back depreciation and amortization expense and restructuring charges) was $647.0 million for the full year 2008, up 5 percent from 2007.

•                  Operating margin decreased to 24.7 percent for the full year 2008 from 26.4 percent for the full year 2007.  On a non-GAAP basis, excluding the impact of acquisition-related amortization expense and restructuring and asset write-down charges recorded during the third quarter of 2008, operating margin for the full year 2008 was flat at 30.0 percent when compared to 2007.

•                  The effective tax rate for the full year 2008 was 32.8 percent, down from 35.8 percent in 2007.

•                  Total debt was $1.22 billion at December 31, 2008, a decrease of $168 million from December 31, 2007.

•                  We repurchased 4.5 million of our common shares on the open market for $155.7 million during the full year 2008.  At December 31, 2008, our remaining authorization for future share repurchases was $158.2 million.

USCIS

Total revenue was $890.8 million in 2008, an 8 percent decrease from 2007.

•                  Online Consumer Information Solutions revenue was $594.5 million, down 7 percent;

•                  Mortgage Solutions revenue was $70.2 million, up 6 percent;

•                  Credit Marketing Services revenue was $132.0 million, down 16 percent; and

•                  Direct Marketing Services revenue was $94.1 million, down 13 percent.

Operating margin for USCIS was 37.9 percent in the full year 2008, down from 39.6 percent in the full year 2007.

International

Total revenue was $505.7 million in 2008, a 7 percent increase from 2007. In local currency, revenue was also up 7 percent when compared to the same period in the prior year.  Compared to the full year of 2007:

•                  Latin America revenue was $219.9 million, up 15 percent in local currency and up 20 percent in U.S. dollars;

•                  Europe revenue was $175.0 million, flat in local currency, but down 5 percent in U.S. dollars; and

•                  Canada Consumer revenue was $110.8 million, up 3 percent in local currency and up 4 percent in U.S. dollars.

Operating margin for International was 29.6 percent in the full year 2008, down from 29.8 percent in the full year 2007.

TALX

Total revenue was $305.1 million and operating margin was 17.4 percent for the full year 2008.

North America Personal Solutions

Total revenue was $162.6 million in 2008, a 6 percent increase from 2007. Operating margin was 28.4 percent in the full year 2008, up from 22.1 percent in the full year 2007.

North America Commercial Solutions

Total revenue was $71.5 million in 2008, a 6 percent increase from 2007. Operating margin was 19.0 percent in the full year 2008, up from 17.7 percent in full year 2007.

First Quarter 2009 Outlook

Based on the current domestic and international business environment and current foreign exchange rates, Equifax expects consolidated revenue for the first quarter of 2009 to be in a similar range as reported revenue for the fourth quarter of 2008.  Adjusted EPS is expected to be between $0.52 and $0.57.  As a result of uncertainty about economic and market conditions, the Company is not providing financial guidance for the full year.

About Equifax Inc.  (www.equifax.com)

Equifax empowers businesses and consumers with information they can trust. A global leader in information solutions, employment and income verification and human resources business process outsourcing services, we leverage one of the largest sources of consumer and commercial data, along with advanced analytics and proprietary technology, to create customized insights that enrich both the performance of businesses and the lives of consumers.

Customers have trusted Equifax for over 100 years to deliver innovative solutions with the highest integrity and reliability.  Businesses – large and small – rely on us for consumer and business credit intelligence, portfolio management, fraud detection, decisioning technology, marketing tools, HR/payroll services, and much more.  We empower individual consumers to manage their personal credit information, protect their identity and maximize their financial well-being.

Headquartered in Atlanta, Georgia, Equifax Inc. operates in the U.S. and 14 other countries throughout North America, Latin America and Europe. Equifax is a member of Standard & Poor’s (S&P) 500® Index. Our common stock is traded on the New York Stock Exchange under the symbol EFX.

Earnings Conference Call and Audio Webcast

In conjunction with this release, Equifax will host a conference call tomorrow, February 5, 2009, at 8:30 a.m. (EST) via a live audio webcast.  To access the webcast, go to the Investor Center of our website at www.equifax.com. The discussion will be available via replay at the same site shortly after the conclusion of the webcast.  This press release is also available at that website.

Non-GAAP Financial Measures

This earnings release presents operating income and operating margin excluding acquisition-related amortization expense, restructuring and asset write-down charges; net income and diluted EPS excluding acquisition-related amortization expense, restructuring and asset write-down charges, all net of tax, and income tax benefit; EBITDA, which we define as operating income adding back depreciation and amortization expense; and Adjusted EBITDA, which is EBITDA adding back certain restructuring charges.  These are important financial measures for Equifax but are not financial measures as defined by GAAP.

These non-GAAP financial measures should be reviewed in conjunction with the relevant GAAP financial measures and are not presented as alternative measures of operating income, operating margin, net income or EPS as determined in accordance with GAAP.  EBITDA and Adjusted EBITDA as we have calculated may not be comparable to similarly titled measures reported by other companies.

Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures and related notes are presented in the Q&A.  This information can also be found under “Investors/GAAP/Non-GAAP Measures” on our website at www.equifax.com.

Forward-Looking Statements

Management believes certain statements in this earnings release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  These

statements are made on the basis of management’s views and assumptions regarding future events and business performance as of the time the statements are made.  Management does not undertake any obligation to update any forward-looking statements.

Actual results may differ materially from those expressed or implied.  Such differences may result from actions taken by Equifax, including restructuring or strategic initiatives (including capital investments or asset acquisitions or dispositions), as well as from developments beyond Equifax’s control, including but not limited to changes in worldwide and U.S. economic conditions that materially impact consumer spending, consumer debt and employment, changes in demand for Equifax’s products and services, our ability to develop new products and services, pricing and other competitive pressures, our ability to achieve targeted cost efficiencies, risks relating to illegal third party efforts to access data, risks associated with our ability to complete and integrate acquisitions and other investments, changes in laws and regulations governing our business, including federal or state responses to identity theft concerns, and the outcome of our pending litigation.  Certain additional factors are set forth in Equifax’s Annual Report on Form 10-K for the year ended December 31, 2007 under Item 1A, “Risk Factors”, and our other filings with the Securities and Exchange Commission.

EQUIFAX

CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended
	December 31,
(In millions, except per share amounts)	2008	2007
	(Unaudited)
Operating revenue	$446.6	$490.9

Operating expenses:
Cost of services (exclusive of depreciation and amortization below)	181.3	198.5
Selling, general and administrative expenses	111.1	134.4
Depreciation and amortization	38.1	37.8
Total operating expenses	330.5	370.7
Operating income	116.1	120.2
Interest expense	(17.4)	(20.9)
Minority interests in earnings, net of tax	(1.2)	(1.7)
Other income, net	3.5	0.6
Income before income taxes	101.0	98.2
Provision for income taxes	(37.0)	(32.5)
Net income	$64.0	$65.7

Basic earnings per common share	$0.51	$0.50

Weighted-average shares used in computing basic earnings per share	126.3	130.9

Diluted earnings per common share	$0.50	$0.49

Weighted-average shares used in computing diluted earnings per share	128.0	133.8

Dividends per common share	$0.04	$0.04

EQUIFAX

CONSOLIDATED STATEMENTS OF INCOME

	Twelve Months Ended
	December 31,
(In millions, except per share amounts)	2008	2007
	(Unaudited)
Operating revenue	$1,935.7	$1,843.0

Operating expenses:
Cost of services (exclusive of depreciation and amortization below)	778.8	752.0
Selling, general and administrative expenses	524.3	477.1
Depreciation and amortization	155.4	127.7
Total operating expenses	1,458.5	1,356.8
Operating income	477.2	486.2
Interest expense	(71.3)	(58.5)
Minority interests in earnings, net of tax	(6.2)	(6.1)
Other income, net	6.2	3.0
Income before income taxes	405.9	424.6
Provision for income taxes	(133.1)	(151.9)
Net income	$272.8	$272.7

Basic earnings per common share	$2.13	$2.07

Weighted-average shares used in computing basic earnings per share	128.1	132.0

Diluted earnings per common share	$2.09	$2.02

Weighted-average shares used in computing diluted earnings per share	130.4	135.1

Dividends per common share	$0.16	$0.16

EQUIFAX

CONSOLIDATED BALANCE SHEETS

	December 31,
(In millions, except par values)	2008	2007
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$58.2	$81.6
Trade accounts receivable, net of allowance for doubtful accounts of $14.5 and $8.9 at December 31, 2008 and 2007, respectively	253.4	295.8
Prepaid expenses	22.9	25.8
Other current assets	19.3	21.8
Total current assets	353.8	425.0
Property and equipment:
Capitalized internal-use software and system costs	313.9	292.2
Data processing equipment and furniture	176.6	184.7
Land, buildings and improvements	124.0	89.5
Total property and equipment	614.5	566.4
Less accumulated depreciation and amortization	(328.2)	(306.9)
Total property and equipment, net	286.3	259.5
Goodwill	1,760.0	1,834.6
Indefinite-lived intangible assets	95.1	95.7
Purchased intangible assets, net	682.2	764.5
Prepaid pension asset	8.3	72.2
Other assets, net	74.6	72.4
Total assets	$3,260.3	$3,523.9

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Short-term debt and current maturities	$31.9	$222.1
Accounts payable	29.9	31.1
Accrued expenses	57.6	79.4
Accrued salaries and bonuses	54.2	63.5
Deferred revenue	65.7	69.9
Other current liabilities	78.7	80.9
Total current liabilities	318.0	546.9
Long-term debt	1,187.4	1,165.2
Deferred income tax liabilities, net	215.3	277.1
Long-term pension and other postretirement benefit liabilities	166.0	62.8
Other long-term liabilities	61.2	72.7
Total liabilities	1,947.9	2,124.7
Shareholders’ equity:
Preferred stock, $0.01 par value: Authorized shares - 10.0; Issued shares - none	—	—
Common stock, $1.25 par value: Authorized shares - 300.0; Issued shares - 189.2 and 188.5 at December 31, 2008 and 2007, respectively; Outstanding shares - 126.3 and 129.7 at December 31, 2008 and 2007, respectively	236.5	235.6
Paid-in capital	1,075.2	1,040.8
Retained earnings	2,281.0	2,030.0
Accumulated other comprehensive loss	(390.6)	(170.5)
Treasury stock, at cost, 59.7 shares and 55.1 shares at December 31, 2008 and 2007, respectively	(1,837.9)	(1,679.0)
Stock held by employee benefits trusts, at cost, 3.2 shares and 3.7 shares at December 31, 2008 and 2007, respectively	(51.8)	(57.7)
Total shareholders’ equity	1,312.4	1,399.2
Total liabilities and shareholders’ equity	$3,260.3	$3,523.9

EQUIFAX

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Twelve Months Ended
	December 31,
(In millions)	2008	2007
	(Unaudited)
Operating activities:
Net income	$272.8	$272.7
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	155.4	127.7
Stock-based compensation expense	19.9	17.6
Tax effects of stock-based compensation plans	2.9	6.6
Excess tax benefits from stock-based compensation plans	(2.1)	(7.0)
Deferred income taxes	7.7	7.9
Changes in assets and liabilities, excluding effects of acquisitions:
Accounts receivable, net	24.2	(1.6)
Prepaid expenses and other current assets	3.5	(5.3)
Other assets	(2.2)	(18.7)
Current liabilities, excluding debt	(23.4)	38.9
Other long-term liabilities, excluding debt	(14.0)	11.1
Cash provided by operating activities	444.7	449.9
Investing activities:
Capital expenditures	(110.5)	(118.5)
Acquisitions, net of cash acquired	(27.4)	(303.8)
Investment in unconsolidated affiliates	(3.7)	—
Cash used in investing activities	(141.6)	(422.3)
Financing activities:
Net short-term (repayments) borrowings	(184.8)	139.7
Net borrowings under long-term revolving credit facilities	45.0	253.4
Proceeds from issuance of long-term debt	2.3	545.7
Payments on long-term debt	(17.8)	(250.0)
Treasury stock purchases	(155.7)	(718.7)
Dividends paid	(20.5)	(20.7)
Proceeds from exercise of stock options	14.7	31.6
Excess tax benefits from stock-based compensation plans	2.1	7.0
Other	(1.0)	(5.6)
Cash used in financing activities	(315.7)	(17.6)
Effect of foreign currency exchange rates on cash and cash equivalents	(10.8)	3.8
(Decrease) increase in cash and cash equivalents	(23.4)	13.8
Cash and cash equivalents, beginning of period	81.6	67.8
Cash and cash equivalents, end of period	$58.2	$81.6

Common Questions & Answers (Unaudited)

(Dollars in millions)

1.    Can you provide a further analysis of operating revenue and operating income by operating segment?

Operating revenue and operating income consist of the following components:

	Three Months Ended December 31,
					Local Currency
(in millions)	2008	2007	$ Change	% Change	% Change*
Operating revenue:
Online Consumer Information Solutions	$135.2	$150.6	$(15.4)	-10%
Mortgage Solutions	18.2	12.7	5.5	43%
Credit Marketing Services	30.8	37.1	(6.3)	-17%
Direct Marketing Services	24.2	28.3	(4.1)	-14%
Total U.S. Consumer Information Solutions	208.4	228.7	(20.3)	-9%
Europe	35.9	48.8	(12.9)	-27%	-8%
Latin America	46.3	51.6	(5.3)	-10%	7%
Canada Consumer	23.6	28.5	(4.9)	-17%	2%
Total International	105.8	128.9	(23.1)	-18%	0%
The Work Number	31.3	28.1	3.2	12%
Tax and Talent Management Services	44.1	45.7	(1.6)	-4%
Total TALX	75.4	73.8	1.6	2%
North America Personal Solutions	37.1	38.3	(1.2)	-3%
North America Commercial Solutions	19.9	21.2	(1.3)	-6%	0%
Total operating revenue	$446.6	$490.9	$(44.3)	-9%	-4%

	Twelve Months Ended December 31,
					Local Currency
(in millions)	2008	2007	$ Change	% Change	% Change*
Operating revenue:
Online Consumer Information Solutions	$594.5	$639.0	$(44.5)	-7%
Mortgage Solutions	70.2	66.1	4.1	6%
Credit Marketing Services	132.0	156.4	(24.4)	-16%
Direct Marketing Services	94.1	108.2	(14.1)	-13%
Total U.S. Consumer Information Solutions	890.8	969.7	(78.9)	-8%
Europe	175.0	183.8	(8.8)	-5%	0%
Latin America	219.9	182.5	37.4	20%	15%
Canada Consumer	110.8	106.5	4.3	4%	3%
Total International	505.7	472.8	32.9	7%	7%
The Work Number**	131.9	72.6	59.3	82%
Tax and Talent Management Services**	173.2	106.8	66.4	62%
Total TALX**	305.1	179.4	125.7	70%
North America Personal Solutions	162.6	153.5	9.1	6%
North America Commercial Solutions	71.5	67.6	3.9	6%	5%
Total operating revenue	$1,935.7	$1,843.0	$92.7	5%	5%

	Three Months Ended December 31,
		Operating		Operating
(in millions)	2008	Margin	2007	Margin	$ Change	% Change
Operating income:
U.S. Consumer Information Solutions	$75.9	36.4%	$83.7	36.6%	$(7.8)	-9%
International	28.5	27.0%	36.9	28.6%	(8.4)	-23%
TALX	15.0	19.9%	14.8	20.0%	0.2	2%
North America Personal Solutions	12.6	33.9%	10.0	26.1%	2.6	26%
North America Commercial Solutions	5.7	28.3%	6.4	30.2%	(0.7)	-12%
General Corporate Expense	(21.6)	nm	(31.6)	nm	10.0	31%
Total operating income	$116.1	26.0%	$120.2	24.5%	$(4.1)	-3%

	Twelve Months Ended December 31,
		Operating		Operating
(in millions)	2008	Margin	2007	Margin	$ Change	% Change
Operating income:
U.S. Consumer Information Solutions	$337.1	37.9%	$383.5	39.6%	$(46.4)	-12%
International	149.9	29.6%	141.1	29.8%	8.8	6%
TALX**	53.1	17.4%	29.3	16.3%	23.8	81%
North America Personal Solutions	46.3	28.4%	34.0	22.1%	12.3	36%
North America Commercial Solutions	13.6	19.0%	12.0	17.7%	1.6	13%
General Corporate Expense	(122.8)	nm	(113.7)	nm	(9.1)	-8%
Total operating income	$477.2	24.7%	$486.2	26.4%	$(9.0)	-2%

nm - not meaningful

* Reflects percentage change in revenue conforming 2008 results using 2007 exchange rates.

** TALX 2007 results represent the period from its acquisition on May 15, 2007 through December 31, 2007.

Common Questions & Answers (Unaudited)

(Dollars in millions)

2.    What drove the fluctuation in the effective tax rate?

Our effective income tax rate was 36.6% for the three months ended December 31, 2008, up from 33.1% for the same period in 2007, due primarily to discrete items recorded during the fourth quarter 2007 including a $2.9 million benefit for refunds related to our 2002 and 2003 U.S. federal income tax filings.

Our effective income tax rate was 32.8% for the twelve months ended December 31, 2008, down from 35.8% for the same period in 2007. The 2008 rate reflects the reversal of a $14.6 million income tax reserve related to an uncertain tax position regarding our Brazilian operations, for which the statute of limitations expired in the third quarter of 2008.

3.    Can you provide depreciation and amortization by segment?

Depreciation and amortization are as follows:

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2008	2007	2008	2007
U.S. Consumer Information Solutions	$11.9	$11.6	$46.2	$47.0
International	5.4	5.9	23.8	21.4
TALX	15.5	15.0	62.6	38.3
North America Personal Solutions	0.8	0.6	3.1	2.9
North America Commercial Solutions	1.4	1.4	5.4	5.5
General Corporate Expense	3.1	3.3	14.3	12.6
Total depreciation and amortization	$38.1	$37.8	$155.4	$127.7

4.    What was the currency impact on the foreign operations?

The U.S. dollar impact on operating revenue and operating income is as follows:

	Three Months Ended December 31, 2008
	Operating Revenue		Operating Income
	Amount	%	Amount	%
Canada Consumer	$(5.5)	-19%	$(2.1)	-20%
Canada Commercial	(1.3)	-17%	(0.5)	-16%
Europe	(9.1)	-19%	(1.7)	-16%
Latin America	(9.0)	-18%	(2.6)	-17%
	$(24.9)	-5%	$(6.9)	-5%

	Twelve Months Ended December 31, 2008
	Operating Revenue		Operating Income
	Amount	%	Amount	%
Canada Consumer	$1.2	1%	$0.7	2%
Canada Commercial	0.3	1%	0.1	2%
Europe	(8.4)	-5%	(1.9)	-4%
Latin America	9.3	5%	2.8	5%
	$2.4	0%	$1.7	0%

Reconciliations of Non-GAAP Financial Measures to the Comparable GAAP Financial Measures (Unaudited)

(Dollars in millions, except per share amounts)

A.   Reconciliation of operating income to adjusted operating income, excluding acquisition-related amortization expense, restructuring and asset write-down charges, and presentation of adjusted operating margin:

	Twelve Months Ended
	December 31,
	2008	2007

Revenue	$1,935.7	$1,843.0

Operating income	$477.2	$486.2

Acquisition-related amortization expense	86.7	65.8

Restructuring and asset write-down charges (1)	16.8	—

Adjusted operating income, excluding acquisition-related amortization expense, restructuring and asset write-down charges	$580.7	$552.0

Adjusted operating margin	30.0%	30.0%

B.   Reconciliation of net income to net income, adjusted for acquisition-related amortization expense, restructuring and asset write-down charges and income tax benefit, and net income to diluted EPS, adjusted for acquisition-related amortization expense, restructuring and asset write-down charges and income tax benefit:

	Three Months Ended
	December 31,
	2008	2007	$ Change	% Change

Net income	$64.0	$65.7	$(1.7)	-3%

Acquisition-related amortization expense, net of tax	13.7	13.3	0.4	3%

Net income, adjusted for acquisition-related amortization expense	$77.7	$79.0	$(1.3)	-2%

Diluted EPS, adjusted for acquisition-related amortization expense	$0.61	$0.59	$0.02	3%

Weighted-average shares used in computing diluted EPS	128.0	133.8

	Twelve Months Ended
	December 31,
	2008	2007	$ Change	% Change

Net income	$272.8	$272.7	$0.1	0%

Restructuring and asset write-down charges, net of tax (1)	10.5	—	10.5	nm

Income tax benefit (2)	(14.6)	—	(14.6)	nm

Net income, adjusted for restructuring and asset write-down charges and income tax benefit	268.7	272.7	(4.0)	-1%

Acquisition-related amortization expense, net of tax	54.7	40.7	14.0	34%

Net income, adjusted for acquisition-related amortization expense, restructuring and asset write-down charges and income tax benefit	$323.4	$313.4	$10.0	3%

Diluted EPS, adjusted for acquisition-related amortization expense, restructuring and asset write-down charges and income tax benefit	$2.48	$2.32	$0.16	7%

Weighted-average shares used in computing diluted EPS	130.4	135.1

nm - not meaningful

(1)   Restructuring and asset write-down charges include severance of $10.3 million, certain contractual costs of $4.1 million and asset write-down charges of $2.4 million.  See the Notes to this reconciliation for additional detail.

(2)   See Question #2 in the Q&A section of this document.

Reconciliations of Non-GAAP Financial Measures to the Comparable GAAP Financial Measures (Unaudited)

(Dollars in millions, except per share amounts)

C.   Reconciliation of operating income to EBITDA (operating income before depreciation and amortization expense) and operating income to Adjusted EBITDA (EBITDA adding back certain restructuring charges):

	Three Months Ended
	December 31,
	2008	2007	$ Change	% Change

Operating income	$116.1	$120.2	$(4.1)	-3%

Depreciation and amortization expense	38.1	37.8	0.3	1%

EBITDA	$154.2	$158.0	$(3.8)	-2%

	Twelve Months Ended
	December 31,
	2008	2007	$ Change	% Change

Operating income	$477.2	$486.2	$(9.0)	-2%

Depreciation and amortization expense	155.4	127.7	27.7	22%

Restructuring charge (1)	14.4	—	14.4	nm

Adjusted EBITDA	$647.0	$613.9	$33.1	5%

D.   Reconciliation of our effective tax rate to an effective tax rate, excluding certain items:

	Twelve Months Ended
	December 31,
	2008	2007

Effective tax rate	32.8%	35.8%

Income tax benefit (2)	3.6%	—

Effective tax rate, excluding certain items	36.4%	35.8%

nm - not meaningful

(1)   Restructuring charge includes severance of $10.3 million and certain contractual costs of $4.1 million.  Asset write-down charges of $2.4 million are included in Depreciation and Amortization expense.  See the Notes to this reconciliation for additional detail.

(2)   See Question #2 in the Q&A section of this document.

Notes to Reconciliations of Non-GAAP Financial Measures to the Comparable GAAP Financial Measures

Restructuring and Asset Write-Down Charges — During the third quarter of 2008, we realigned our business to better support our strategic objectives in the current economic environment.  As a result, the company recorded $16.8 million of restructuring and asset write-down charges.  Of this amount, $10.3 million relates to severance expenses and $4.1 million relates to certain contractual costs including office exit and cancellation fees, both of which were recorded in selling, general and administrative expenses on our Consolidated Statements of Income.  The remaining $2.4 million represents software asset write-down charges that were recorded in depreciation and amortization on our Consolidated Statements of Income.  Management believes excluding these charges from certain financial results provides meaningful supplemental information regarding our financial results for the year ended December 31, 2008, as compared to 2007 since charges of such a material amount are not comparable to similar activity in the prior year.  This is consistent with how our management reviews and assesses Equifax’s historical performance and is useful when planning, forecasting and analyzing future periods.

Income Tax Benefit — During the third quarter of 2008, the applicable statute of limitations related to an uncertain tax position regarding our Brazilian operations expired resulting in the reversal of the related income tax reserves. The reversal of the reserves resulted in the recognition of a $14.6 million income tax benefit. The income tax benefit was recorded in provision for income taxes on our Consolidated Statements of Income.  Management believes excluding this income tax benefit from certain financial results provides meaningful supplemental information regarding our financial results for the year ended December 31, 2008, as compared to 2007 since an income tax benefit of such a material amount is not comparable to similar activity in the prior period presented. This is consistent with how our management reviews and assesses Equifax’s historical performance and is useful when planning, forecasting and analyzing future periods.

Adjusted operating income and operating margin, excluding acquisition-related amortization expense, restructuring and asset write-down charges - Management believes excluding acquisition-related amortization expense, restructuring and asset write-down charges from the calculation of operating income and margin, on a non-GAAP basis, is useful because management excludes items that are not comparable when measuring operating profitability, evaluating performance trends, and setting performance objectives, and it allows investors to evaluate our performance for different periods on a more comparable basis by excluding items that that impact comparability.

Net income and diluted EPS, adjusted for acquisition-related amortization expense, restructuring and asset write-down charges and income tax benefit - We calculate these financial measures by excluding acquisition-related amortization expense, restructuring and asset write-down charges, all net of tax, and the 2008 income tax benefit from the determination of net income in the calculation of diluted EPS. These financial measures are not prepared in conformity with GAAP.  Management believes that these measures are useful because management excludes acquisition-related amortization expense and other items that are not comparable when measuring operating profitability, evaluating performance trends, and setting performance objectives, and it allows investors to evaluate our performance for different periods on a more comparable basis by excluding items that relate to acquisition-related intangible assets and the 2008 items that impact comparability.

EBITDA and Adjusted EBITDA - We calculate EBITDA by adding back depreciation and amortization expense to operating income. We calculate Adjusted EBITDA by adding back certain restructuring charges to EBITDA. EBITDA and Adjusted EBITDA are not prepared in conformity with GAAP since they exclude depreciation and amortization expense, as well as interest expense, minority interest in earnings (net of tax), other income, net, provision for income taxes and the 2008 restructuring charges from earnings. These non-GAAP financial measures should not be considered as alternatives to net income, operating income, operating margin, or cash provided by operating activities.  Management believes that EBITDA and Adjusted EBITDA are useful supplemental measures to investors because they are consistent with how management evaluates our financial performance and are frequently used by securities analysts and other interested parties to evaluate companies in our industry. Additionally, management uses these measures as important metrics for forecasting and analyzing future periods, as well as evaluating future investing and financing decisions.